UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2025, ProPhase Labs, Inc. (the “Company”) entered into a Strategic Advisory and Private Placement Agreement (the “Agreement”) with ThinkEquity LLC (“ThinkEquity”), pursuant to which ThinkEquity will serve as the exclusive strategic advisor, placement agent and investment banker (the “Services”) to the Company in connection with the Company’s digital asset treasury strategy and a proposed private placement of approximately $6,000,000 of the Company’s securities (the “Offering”) to be conducted on a best efforts basis. The terms of the Offering and the Securities shall be mutually agreed upon by the Company and the investors, and nothing in the Agreement implies that ThinkEquity would have the power or authority to bind the Company, or obligates the Company to issue any Securities or complete the Offering.

As compensation for the Services, the Company agreed to pay ThinkEquity a cash placement agent fee (the “Placement Agent’s Fee”) equal to 8% of the aggregate purchase price paid by each purchaser of Securities placed in the Offering, payable at the closing of the Offering (the “Closing”) from the gross proceeds. As additional compensation for the Services, the Company will issue to ThinkEquity or its designees: (i) warrants (the “PA Warrants”) to purchase shares of the Company’s common stock (“Shares”) equal to 8% of the number of Shares placed in the Offering, plus any Shares underlying any convertible Securities placed in the Offering to such purchasers; and (ii) additional warrants (the “Advisory Warrants”) consisting of 1,250,000 warrants upon the Closing, an additional 1,250,000 warrants upon the Company accumulating $50,000,000 in crypto, and an additionall 1,000,000 warrants upon the Company accumulating $100,000,000 in crypto. All warrants will have a five-year exercise period and include registration rights equivalent to those granted with respect to the Securities.

The Agreement also provides for the Company’s engagement of ThinkEquity to perform certain advisory and placement services in connection with the Offering, establishes the parties’ respective obligations and limitations regarding authority, and grants ThinkEquity the right to appoint one member to the Company’s Board of Directors (the “Board Designee”), upon the Company’s accumulating $50,000,000 of crypto.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	ThinkEquity Engagement Letter portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: September 18, 2025